Exhibit 10.13.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

COLORADO RIVER LLC
a Delaware Limited Liability Company

December 31, 2019

LIMITED LIABILITY COMPANY AGREEMENT
OF
COLORADO RIVER LLC
a Delaware Limited Liability Company

This Limited Liability Company Agreement (this “Agreement”) of Colorado River LLC, a Delaware limited liability company (the “Company”), dated effective as of 12:01 a.m. on December 31, 2019, is executed, agreed to and adopted, for good and valuable consideration, by Noble Midstream Services, LLC, a Delaware limited liability company (the “Member”).

ARTICLE I
Formation of Limited Liability Company

Section 1.1.    Formation. Subject to the provisions of this Agreement, the Member does hereby form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (such statute, as amended from time to time, or any successor statute or statutes thereto, being called the “Act”). Except as expressly provided herein to the contrary, the rights and obligations of the Member and the administration, dissolution and termination of the Company shall be governed by the Act.
Section 1.2.    Name. The name of the Company is Colorado River LLC. All Company business shall be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

Section 1.3.    Purpose. The purpose for which the Company is organized is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.
Section 1.4.    Offices. The registered office and registered agent of the Company in the State of Delaware shall be as specified in the Certificate of Formation of the Company (the “Certificate”) or as designated by the Members in the manner provided by applicable law. The offices of the Company shall be at such places as the Members may designate, which need not be in the State of Delaware.
Section 1.5.    Term. The Company commenced on the date of filing of record of the Certificate by the Delaware Secretary of State and shall continue until terminated as provided in Article X.
Section 1.6.    No State-Law Partnership. The Company shall not be considered a partnership (including, without limitation, a limited partnership) or joint venture, and, in the event there is more than one Member, no Member shall be a partner or joint venturer of the other Member for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

Section 1.7.    Title to Company Property. All assets and property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. All the Company's assets and properties shall be recorded as the property of the Company on its books and records.

ARTICLE II
Definitions

In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the respective meanings assigned to them in this Article II:

“Act” shall have the meaning assigned to such term in Section 1.1.

“Certificate” shall have the meaning assigned to such term in Section 1.4.

“Capital Account” shall have the meaning assigned to such term in Section 9.2.

“Capital Contributions” shall mean for any Member at the particular time in question the aggregate of the dollar amounts of any cash or the fair market value of any property contributed to the capital of the Company, or, if the context in which such term is used so indicates, the dollar amounts of cash or the fair market value of any property agreed to be contributed, or requested to be contributed, by such Member to the capital of the Company.

“Company” shall mean Colorado River LLC, the Delaware limited liability company established pursuant to this Agreement.

“Fundamental Change” shall mean a transaction involving (i) the sale, lease, exchange or other disposition (other than by way of mortgage, pledge, deed of trust or trust indenture) of all or substantially all the Company's property and assets (with or without goodwill) or (ii) a merger or consolidation in which the Company is not the surviving entity (each, a “Fundamental Change”), subject to the requirements of applicable law, the Certificate and this Agreement.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and any comparable successor statute or statutes thereto, as amended from time to time.

“Majority” shall mean any number in excess of 50%.

“Majority in Interest” shall mean one or more Members whose Membership Interest in the aggregate are in excess of 65%.

“Member” or “Members” shall mean Noble Midstream Services, LLC as the member hereof, but upon the admission of any other Persons as members of the Company, it shall mean any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement.

“Membership Interest” shall mean the interest of a Member in the Company stated as a percentage, and for all Members aggregating 100%. Each 1% Membership Interest shall have a minimum stated value of $10, such that all Membership Interests shall represent a minimum stated value of $1,000. The initial Membership Interest of each Member is set forth in Section 3.1.

“Person” or “Persons” shall mean a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign, in accordance with Section 18-101(12) of the Act.

ARTICLE III
Members

Section 3.1.    Members. The names and respective Membership Interests of the initial Members of the Company are as follows:
Membership
Member    Interest
Noble Midstream Services, LLC    100%

Section 3.2.    Additional Members and Membership Interests. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to such persons on such terms and conditions as the Members shall determine and as shall be reflected in an appropriate amendment to this Agreement which is approved by all the Members.

Section 3.3.    Liability of Members. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company.
Section 3.4.    Limitations on Members. Other than as specifically provided for in this Agreement or the Act, no Member shall: (i) be permitted to take part in the business or control of the business or affairs of the Company; (ii) have any voice in the management or operation of any Company property; or (iii) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures on behalf of or with respect to the Company.

ARTICLE IV
Capitalization

Section 4.1.    Contributions. The Members may, from time to time, (i) make such contribution of cash or other property to the Company or (ii) loan funds to the Company, as the Members may determine in their sole and absolute discretion; provided, that the Members are under no obligation whatsoever, either express or implied, to make any such contribution or loan to the Company.
Section 4.2.    Advances by Members. If the Company does not have sufficient cash to pay its obligations or is otherwise in need of working capital, any Member that may agree to do so may advance all or part of the needed funds to or on behalf of the Company. In the absence of any written agreement to the contrary, an advance described in this Section 4.3 shall constitute a loan from the Member to the Company and shall bear interest from the date of the advance until the date of payment at a rate per annum agreed to by the Members and such Member and shall not constitute a part of such Member's Capital Contribution.

Section 4.3.    Withdrawal and Return of Capital Contribution. No Member shall be entitled to (a) withdraw from the Company, (b) transfer or assign the Member's interest in the Company except in accordance with Article VIII, or (c) the return of the Member's Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or as expressly provided for in this Agreement. No interest shall accrue on any Capital Contributions.

ARTICLE V
Allocations and Distributions

Section 5.1.    Allocations of Profits and Losses. Except as may otherwise be required by applicable Treasury regulations (including Treasury regulations applicable to allocations attributable to Company indebtedness), all profits and losses and all related items of income, gain, loss, deduction, and credit of the Company shall be allocated, charged, or credited among the Members in proportion to their respective Membership Interests.

Section 5.2.    Distributions. The Company may distribute funds to the Members at such times and in such amounts as the Members shall determine to be appropriate. Except as provided in Section 5.3, any such distributions shall be made to the Members in proportion to their respective Membership Interests at the time of the distribution with no priority as to any Member.

Section 5.3.    Liquidating Distributions. Distributions made in the course of liquidating the Company shall be made in accordance with Section 10.2.

ARTICLE VI
Meetings of Members

Any Member may call meetings of the Members at such times and locations and for such purposes as such Member shall determine to be appropriate and in the best interests of the Company.

ARTICLE VII
Management

Section 7.1.    Management of the Company. Except to the extent otherwise provided for herein, the business, property, and affairs of the Company shall be managed by the Members. The actions of any Member taken in accordance with the provisions of this Agreement shall bind the Company unless (a) the Member so acting has in fact no authority to act for the Company in the particular matter and (b) the Person with whom such Member is dealing has knowledge of the fact that such Member has no such authority. Notwithstanding the foregoing, the vote of a Majority in Interest of the Members shall be required with respect to any of the following matters:

(a)	Approval of a Fundamental Change;

(b)	Admission of a new Member;

(c)    Dissolution of the Company; or

(d)	Amendment of the Certificate or this Agreement.

Section 7.2.    Liability of Members. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided for in the Act.

Section 7.3.    Officers. The Members may designate one or more individuals (who may or may not be a Member, or a resident of the State of Delaware) to serve as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Members. Any officer may be removed by at the Members any time, with or without cause. The term of an officer's service, as well as the salary and other compensation, if any, to be paid an officer shall be determined by the Members. Such officers shall have only the limited authority so delegated to such officers by the Members, and such officer's actions shall be subject to ratification by the Members.

ARTICLE VIII
Assignments of Membership Interests

No Member's Membership Interest shall be assigned, mortgaged, pledged, subjected to a security interest or otherwise encumbered, in whole or in part, without the prior written consent of the Members, the granting or denying of which shall be in such other Members' sole discretion, and any attempt by a Member to assign its interest without such consent shall be void ab initio.

ARTICLE IX
Accounting and Tax Matters

Section 9.1.    Books and Records. The Members shall cause the Secretary of the Company to maintain books and records as required by and in accordance with the Act. Such books shall be kept at the principal office of the Company and shall be maintained in accordance with the terms of this Agreement. The fiscal year of the Company shall be the calendar year.

Section 9.2.    Capital Accounts. At any time that there are two or more Members, an individual capital account (a “Capital Account”) shall be maintained by the Company for each Member to which shall be credited each Member's Capital Contributions when made and each Member's share of Company profits and against which shall be charged each Member's share of Company losses and any distributions made to such Member. Each Capital Account shall be kept by the Members in the manner required under Treasury Regulation Section 1.704‑1(b)(2)(iv).

Section 9.3.      Tax Status.  For federal or applicable state income tax purposes, the Company shall be either treated as a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1)(i) or disregarded as an entity separate from its Members pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii), depending on the federal and applicable state tax status of the Members.

ARTICLE X
Dissolution, Liquidation and Termination

Section 10.1.    Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

(a)    The consent in writing of all the Members.

(b)    The adjudication of bankruptcy or insolvency of the Company or the assignment by the Company for the benefit of creditors.

(c)    The occurrence of any other event that under the Act causes the dissolution of a limited liability company.

Section 10.2.    Liquidation and Termination. Upon dissolution of the Company, the Members shall appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of Members. The steps to be accomplished by the liquidator are as follows:

(a)    As promptly as possible after dissolution, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities and operations through the end of the day on which the dissolution occurs or the final liquidation is completed, as appropriate.

(b)    The liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including without limitation the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company, all remaining assets shall be distributed to the Members. If there are two or more Members at such time, each Member's Capital Account shall first be adjusted by (i) assuming the sale of all remaining assets of the Company for cash at their respective fair market values (as determined by an appraiser selected by the liquidator) as of the date of dissolution of the Company and (ii) debiting or crediting each Member's Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner such Capital Account would be debited or credited for gains or losses on actual sales of such assets. The liquidator shall then by payment of cash or property (valued as of the date of dissolution of the Company at its fair market value by the appraiser selected in the manner provided above) distribute to the Members such amounts as are required to pay the positive balances of their respective Capital Accounts. Such a distribution shall be in cash or in kind as determined by the liquidator.

(c)    Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act, and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

(d)    Notwithstanding any provision in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.

(e)    Upon completion of the distribution of Company assets as provided herein, the Company shall be terminated and the Members shall cause the cancellation of the Company with the Delaware Secretary of State and take such other actions as may be necessary to terminate the Company.

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 10.2 shall constitute a complete return to the Members of their respective Membership Interests and all Company property.

ARTICLE XI
Amendments

The Certificate and this Agreement may be amended or repealed, or a new Certificate or Agreement may be adopted, only by a written instrument executed by a Majority in Interest of the Members.

ARTICLE XII
Miscellaneous

Section 12.1.    Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail, (c) by fax or similar means (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (b) above) or (d) by expedited delivery service (charges prepaid) with proof of delivery. The Company's address for notice shall be the principal place of business of the Company. Each Member's address for notices and other communications shall be that set forth below such Member's name on the signature page hereto. Any Member may change its address for notices and communications by giving notice in writing, stating its new address for notices, to the other Members. For purposes of the foregoing, any notice required or permitted to be given shall be deemed to be delivered and given on the date actually delivered to the address specified in this Section 12.1.

Section 12.2.    Partition. Each of the Members hereby irrevocably waives for the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 12.3.    Entire Agreement. The Certificate and this Agreement constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

Section 12.4.    No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 12.5.    No Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 12.6.    Binding Effect. This Agreement shall be binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

Section 12.7.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Section 12.8.    Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Members of the Company have executed this Agreement as of the date first set forth above.

MEMBER:

NOBLE MIDSTREAM SERVICES, LLC

By: /s/ Aaron G. Carlson
Name:    Aaron G. Carlson
Title:    General Counsel and Secretary

Address for Notice:
1001 Noble Energy Way
Houston, Texas 77070

SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT OF
COLORADO RIVER LLC